SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


    Date of report (Date of earliest event reported):  February 24, 2000


                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)


                                  Kentucky

               (State or other jurisdiction of incorporation)

        1-2918                                             61-0122250
 (Commission File Number)                              (I.R.S. Employer
                                                       Identification No.)


50 E. RiverCenter Boulevard, Covington, Kentucky           41012-0391
   (Address of principal executive offices)                (Zip Code)


    P.O. Box 391, Covington, Kentucky                      41012-0391
            (Mailing Address)                              (Zip Code)


    Registrant's telephone number, including area code (606) 815-3333



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    ITEM 5.  OTHER EVENTS
    ---------------------

         On June 22, 1999, Ashland, as a shareholder of Arch Coal, announced that it had retained the investment banking firm of Goldman Sachs to help Ashland explore strategic alternatives for its investment in Arch Coal.

         On October 5, 1999, Ashland announced that it was making progress on its study to explore strategic alternatives for its investment in Arch Coal and that, at that point, a tax-free spin-off to its shareholders seemed to be its preferred alternative. Ashland also announced that it had submitted a proposal to Arch Coal and had begun discussions with a special committee of the Arch Coal Board of Directors regarding such a spin-off transaction. Such a spin-off would be subject, among other things, to a negotiated agreement with the special committee of the Arch Coal Board of Directors, approval by the Arch Coal shareholders, a favorable ruling from the Internal Revenue Service, and approval by Ashland's Board of Directors.

         On January 24, 2000, Ashland announced that it was continuing to pursue spin-off alternatives for its investment in Arch Coal, including both tax-free and taxable distributions. A taxable distribution would be a taxable event to Ashland and would create dividend income to Ashland shareholders.

         On February 24, 2000, Ashland announced that, absent intervening circumstances or material events, Ashland's management intends to recommend to its Board of Directors at the next Ashland Board meeting, to be held on March 16, 2000, a distribution to Ashland's shareholders of 17,397,233 shares of its Arch Coal Common Stock in the form of a taxable dividend. If the transaction is approved by the Ashland Board of Directors, Ashland anticipates that the taxable distribution would be completed by the first week of April 2000. There can be no assurance that such intervening circumstances or material events will not occur or that the approval of the Ashland Board of Directors will be obtained. If the taxable distribution is completed, Ashland anticipates that, subject to then-existing market conditions, it will thereafter seek to dispose of Ashland's remaining 4,726,040 shares of Arch Coal Common Stock in a tax efficient manner. There can be no certainty as to when or whether such a disposition may be completed.

         Ashland also announced that, in anticipation of the taxable distribution, two of Ashland's four employees currently on the Arch Coal Board of Directors, Paul W. Chellgren and J. Marvin Quin, will not stand for re-election to the Arch Coal Board at Arch Coal's upcoming Annual Meeting on April 20, 2000. If the taxable distribution of its Arch Coal shares does not occur, Ashland anticipates that it will seek to regain two


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additional  seats on the Arch Coal Board.  Ashland,  as a 58%  shareholder, currently has the ability to elect seven  directors to the Arch Board under
the   cumulative   voting   provisions  of  Arch  Coal's   certificate   of
incorporation and after giving effect to a Stockholders' Agreement between Arch Coal, Ashland and Carboex S.A. dated April 4, 1997.

         The foregoing summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.

    ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
    -------------------------------------------

         (c)  Exhibits

              99.1    Press Release dated February 24, 2000.




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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               ASHLAND INC.
                                       ------------------------------
                                               (Registrant)



Date:   February 24, 2000                   /s/ David L. Hausrath
                                       -------------------------------
                                       Name:     David L. Hausrath
                                       Title:    Vice President and
                                                 General Counsel

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
                               EXHIBIT INDEX



99.1    Press Release dated February 24, 2000